                                                                    EXHIBIT 99.1


    VERDISYS, INC. ANNOUNCES RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2003

Houston, Texas - December 4, 2003: VERDISYS, INC. of Houston, Texas, (OTCBB:
VDYS.OB - News) a leading provider of patented lateral drilling oil services and satellite solutions for energy production enhancement today announced the restated results for the quarter ended September 30, 2003. The results have been restated from the Company's Quarterly report on Form 10-QSB for the quarter ended September 30, 2003 which was filed on November 19, 2003 to reflect the Company's determination that certain revenues have been deferred until paid. Such deferrals are reflected in the financial results which are included in Amendment No. 2 on Form 10-QSB/A filed today.

The Company had $524,824 in revenues and an operating loss of $759,393 for the quarter ended September 30, 2003 as compared to revenues of $20,509 and an operating loss of $593,177 for the quarter ended September 30, 2002. The significant increase in revenues for the three months ended September 30, 2003 was due to lateral drilling services utilizing the patented lateral drilling technology for the first full quarter. Higher operating margins for the quarter ended September 30, 2003 compared with the prior year were offset by increased spending on selling, general and administrative expense. For the nine months ended September 30, 2003, the Company had $919,115 in revenues and an operating loss of $2,421,337 as compared to revenues of $227,332 and an operating loss of $1,452,144 for the quarter ended September 30, 2002. The increase in revenues for the nine months ended September 30, 2003 was due primarily to lateral drilling services provided utilizing the patented lateral drilling technology. There were no comparable revenues in 2002 as the license to the lateral drilling technology was acquired in April 2003. Operating loss increased for the nine months ended September 30, 2003 due to the impairment of certain software the Company acquired for $1,000,000 which was written down during the year, offset by higher gross margins from the lateral drilling services.

Dan Williams, Chief Executive Officer of Verdisys, said, "The Company achieved record revenues and gross margins for the quarter as our lateral drilling service business started to contribute to the Company's results. We are disappointed we failed to achieve profitability in the quarter due to the deferral of a significant amount of revenue and associated margins. In the final quarter of the fiscal year we are focusing on realizing the deferred revenue from our existing customers, diversifying our customer base for lateral drilling services to medium to large scale natural gas providers and continuing to strengthen the Company's balance sheet."

                            STATEMENTS OF OPERATIONS
             Three and Nine Months Ended September 30, 2003 and 2002
                                   (Unaudited)


                                                Three Months                                Nine Months
                                             Ended September 30,                        Ended September 30,
                                       --------------------------------          ---------------------------------
                                          2003                 2002                  2003                 2002
                                        (Restated)                                (Restated)
                                       -----------          -----------          -----------           -----------
Revenue
    Third parties                      $   524,824          $    20,509          $   859,115           $   227,332
    Related party                                                                     60,000
                                       -----------          -----------          -----------           -----------
    Total revenue                          524,824               20,509              919,115               227,332
                                       -----------          -----------          -----------           -----------
Cost of services
    provided                               432,021               28,107              774,085               225,562
Selling, general
    & administrative                       770,119              581,992            1,897,811             1,445,467
Depreciation
    & amortization                          62,078                3,587              108,792                 8,477
Bad debts                                   19,999                                    19,999
Impairment                                                                         1,000,000
Debt forgiveness
    income                                                                          (460,235)
                                       -----------          -----------          -----------           -----------
    Total operating
       expenses                          1,284,217              613,686            3,340,452             1,679,506
                                       -----------          -----------          -----------           -----------
    Operating loss                        (759,393)            (593,177)          (2,421,337)           (1,452,174)
                                       -----------          -----------          -----------           -----------
Other expense
  Interest expense                          43,167               38,926              140,006               101,804
                                       -----------          -----------          -----------           -----------
    NET LOSS                           $  (802,560)         $  (632,103)         $(2,561,343)          $(1,553,978)
                                       ===========          ===========          ===========           ===========
Basic and diluted net
    loss per share                           $(.03)               $(.05)               $(.12)                $(.11)
Weighted average
    shares outstanding                  26,783,077           13,553,139           21,491,391            13,553,139


                                 VERDISYS, INC.
                                 BALANCE SHEETS

                                                                                 (Unaudited)
                                                                                 (Restated)
                                                                                September 30,          December 31,
                                                                                    2003                  2002
                                                                                -------------          ------------
                    ASSETS
Current Assets
  Cash                                                                          $    200,501           $        135
  Accounts receivable, net of allowance for
    doubtful accounts of $0 and $22,352                                            1,575,236                 10,402
  Accounts receivable from related party                                             337,500
  Employee advances                                                                                          42,620
  Other current assets                                                               25,468
                                                                                ------------           ------------
         Total Current Assets                                                      2,138,705                 53,157
                                                                                ------------           ------------
Property and equipment, net of accumulated
  depreciation of $43,153 and $41,833                                                372,135                  3,755
License, net of accumulated
  amortization of $107,473                                                         4,917,528
                                                                                ------------           ------------
         Total Assets                                                           $  7,428,368           $     56,912
                                                                                ============           ============

         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
  Accounts payable                                                              $    294,763           $  1,562,339
  Accrued expenses                                                                   910,186                905,461
  Deferred revenue                                                                 1,409,977                 56,180
  Notes payable to stockholders                                                      204,106              1,579,562
  Note payable on license                                                          2,020,404
                                                                                ------------           ------------
         Total Current Liabilities                                                 4,839,436              4,103,542
Deferred revenue, less current portion                                               272,751                 80,367
                                                                                ------------           ------------
         Total Liabilities                                                         5,112,187              4,183,909
                                                                                ------------           ------------
Commitments & Contingencies

Stockholders' Equity (Deficit)
  Convertible preferred stock, no par value,
    40,000,000 shares authorized
    Series B, none and 1,410,000 issued
    and outstanding                                                                                         705,000
  Common stock, $.001 par value, 60,000,000 shares
    authorized, 28,369,486 and 13,553,139 shares
    issued and outstanding                                                            28,369                 13,553
  Additional paid in capital                                                      15,793,629              6,098,924
  Accumulated deficit                                                            (13,505,817)           (10,944,474)
                                                                                ------------           ------------
         Total Stockholders' Equity (Deficit)                                      2,316,181            ( 4,126,997)
                                                                                ------------           ------------
                  Total Liabilities and Stockholders'
                    Equity (Deficit)                                            $  7,428,368           $     56,912
                                                                                ============           ============

About Verdisys, Inc.

Verdisys, Inc. provides proprietary oil services and solutions for Energy Production Enhancement including patented Lateral Drilling Technologies and secure Satellite Communications. In the U.S. and Canada, Verdisys provides oil and gas companies with a patented lateral drilling service utilizing specially fabricated mobile drilling rigs. These services have had more than a decade of proven success in dramatically increasing the production of oil and gas wells. Verdisys has developed unique, high quality and cost effective satellite communication capabilities that provide Energy Companies access to remote sites. The Company's key focus is on monitoring and control of applications involving SCADA (Supervisory Control and Data Acquisition) implementations in the areas of oil and gas exploration, production, power distribution and other energy management applications.

For more information visit www.verdisys.com or call 281-364-6999

Safe Harbor Statement

Statements in this release that are not historical, are forward looking and involve known and unknown risks and uncertainties, which may cause Verdisys' actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, the need to raise equity capital, the ability to obtain equity financing on acceptable terms, if at all, a severe worldwide slowdown in the energy services sector, working capital constraints, fluctuations in customer demand and commitments, fluctuation in quarterly results due to the timing of orders and our capacity to fulfill them, introduction of new services, commercial acceptance and viability of new services, cancellations of orders without penalties, pricing and competition, reliance upon subcontractors, the ability of Verdisys' customers to finance their purchases of Verdisys'services, the timing of new technology and product introductions, and the risk of early obsolescence.

CONTACT:

Company Contact: Andrew Wilson, Chief Financial Officer, Verdisys, Inc.
(510)-749-0836 or awilson@verdisys.com

Investor Contact: John Liviakis, Liviakis Financial Communications, Inc.
(415)-389-4670 or john@liviakis.com

Media Contact: Sinan Kanatsiz, Account Executive, K-Comm, Inc. (949)-443-9300 or sinan@kanatsiz.com